Exhibit 4.3

Execution Version

REGISTRATION RIGHTS AGREEMENT

by and among

MARRIOTT OWNERSHIP RESORTS, INC.,

the Guarantors party hereto from time to time

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Representative of the Several Initial Purchasers

Dated as of August 23, 2018

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of August 23, 2018, by and among Marriott Ownership Resorts, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined below) listed on the signature pages hereto (the “Initial Guarantors”), any other Guarantors party hereto from time to time and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of itself and as representative (the “Representative”) of the several initial purchasers (collectively, the “Initial Purchasers”) named in Schedule A to the Purchase Agreement (as defined below).

This Agreement is made pursuant to the Purchase Agreement, dated as of August 9, 2018 (the “Purchase Agreement”), by and among the Company, the Initial Guarantors and the Representative, which provides for the sale by the Company to the Initial Purchasers of $750,000,000 aggregate principal amount of its 6.500% Senior Notes due 2026 (the “Initial Notes”).

Marriott Vacations Worldwide Corporation, a Delaware corporation and indirect parent of the Company (“MVW”), ILG, Inc., a Delaware corporation (“ILG”), and certain other parties have entered into the Agreement and Plan of Merger, dated as of April 30, 2018, pursuant to which MVW will acquire ILG in a series of transactions (the “Acquisition” and, the closing date thereof, the “Acquisition Closing Date”), and stockholders of ILG will receive 0.165 shares of common stock, par value $0.01 per share, of MVW and $14.75 in cash, without interest, for each share of common stock, par value $0.01 per share, of ILG. Concurrent with the consummation of the Acquisition, each of the guarantors listed on Schedule I hereto (the “Acquired Guarantors” and each an “Acquired Guarantor”) shall execute and deliver the joinder agreement (the “Joinder Agreement”) substantially in the form attached hereto as Exhibit A, whereby each such Acquired Guarantor will agree to observe and fully perform all of the rights, obligations and liabilities contemplated herein as if it were an original signatory hereto.

In order to induce the Initial Purchasers to purchase the Initial Securities, the Company and the Guarantors have agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 5(g) of the Purchase Agreement.

The parties hereto agree as follows:

SECTION 1.    Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

“Additional Guarantor” shall mean any subsidiary of MVW that issues a Guarantee under the Indenture after the date of this Agreement, including, from and after the Acquisition Closing Date, the Acquired Guarantors.

“Additional Interest” shall have the meaning assigned to it in Section 5 hereof.

“Advice” shall have the meaning assigned to it in Section 6(c) hereof.

“Affiliate” shall have the meaning assigned to it in the Purchase Agreement.

“Broker-Dealer” shall mean any broker or dealer registered under the Exchange Act.

“Business Day” shall mean any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.

“Closing Date” shall mean the date of this Agreement.

“Commission” shall mean the Securities and Exchange Commission.

“Consummate” shall mean the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Registrable Securities that were validly tendered by Holders thereof and accepted for exchange pursuant to the Exchange Offer. “Consummated” shall have a correlative meaning.

“DTC” shall mean The Depository Trust Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder, as the same may be amended or succeeded from time to time.

“Exchange Deadline” shall have the meaning assigned to it in Section 3(a) hereof.

“Exchange Offer” shall have the meaning assigned to it in Section 3(a) hereof.

“Exchange Offer Registration Statement” shall have the meaning assigned to it in Section 3(a) hereof.

“Exchange Securities” shall have the meaning assigned to it in Section 3(a) hereof.

“Guarantee” shall have the meaning assigned to it in the Indenture.

“Guarantors” shall mean the Initial Guarantors, any Additional Guarantors and their successors and assigns. For the avoidance of doubt, from the date hereof until the Acquisition Closing Date, the term “Guarantors” shall not include any Acquired Guarantors, except to the extent any such Acquired Guarantors shall have become parties to the Indenture.

“Holders” shall have the meaning assigned to it in Section 2(b) hereof.

“Indemnified Holder” shall have the meaning assigned to it in Section 8(a) hereof.

“Indenture” shall mean the Indenture, dated as of August 23, 2018, by and among the Company, the Guarantors and the Trustee, as the same may be amended or supplemented from time to time.

“Initial Placement” shall mean the issuance and sale by the Company of the Initial Securities to the Initial Purchasers pursuant to the Purchase Agreement.

“Initial Purchaser” shall have the meaning assigned to it in the preamble hereto.

“Initial Securities” shall mean, collectively, the Initial Notes and the Guarantees of the Initial Notes by the Guarantors.

“Interest Payment Date” shall be the date assigned to it in the Indenture and the Securities.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Person” shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments thereto, including post-effective amendments, and in each case all material incorporated by reference therein.

“Registrable Securities” shall mean each Security until the earliest to occur of:

(i)    the date on which such Security has been exchanged by a Person other than a Broker-Dealer for an Exchange Security in the Exchange Offer;

(ii)    following the exchange by a Broker-Dealer in the Exchange Offer of a Security for an Exchange Security, the date on which such Exchange Security is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

(iii)    the date on which such Security has been effectively registered under the Securities Act and exchanged or disposed of in accordance with the Shelf Registration Statement; or

(iv)    the date on which such Security ceases to be outstanding.

“Registration Default” shall have the meaning assigned to it in Section 5 hereof.

“Registration Statement” shall mean an Exchange Offer Registration Statement or a Shelf Registration Statement, which, in each case, is filed pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

“Securities” shall mean, collectively, the Initial Notes to be issued and sold to the Initial Purchasers, and securities issued in exchange therefor or in lieu thereof pursuant to the Indenture. Each Security is entitled to the benefit of the Guarantees provided by the Guarantors in the Indenture and, unless the context otherwise requires, any reference herein to a “Security,” an “Exchange Security” or a “Registrable Security” shall include a reference to the related Guarantee.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder, as the same may be amended or succeeded from time to time.

“Shelf Filing Deadline” shall have the meaning assigned to it in Section 4(a) hereof.

“Shelf Registration Statement” shall have the meaning assigned to it in Section 4(a) hereof.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated by the Commission thereunder, as the same may be amended or succeeded from time to time.

“Trustee” shall mean The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture, together with any successors thereto in such capacity.

“Underwritten Registration” or “Underwritten Offering” shall mean a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2.    Securities Subject to this Agreement.

(a)     Registrable Securities. The securities entitled to the benefits of this Agreement are the Registrable Securities.

(b)     Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities (each, a “Holder” and, collectively the “Holders”) whenever such Person owns Registrable Securities.

SECTION 3.    Registered Exchange Offer.

(a)     Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), each of the Company and the Guarantors shall use its commercially reasonable efforts to, within 365 days following the Closing Date (or if such 365th day is not a Business Day, the next succeeding Business Day) (such day, the “Exchange Deadline”), (i) file with the Commission a Registration Statement relating to an offer to exchange (such Registration Statement, the “Exchange Offer Registration Statement,” and such offer, the “Exchange Offer”) any and all of the Securities for a like aggregate principal amount of debt securities issued by the Company and guaranteed by the Guarantors under the Indenture, which debt securities and related Guarantees are substantially identical to the Securities and the related Guarantees, respectively (and are entitled to the benefits of the Indenture), except that they have been registered pursuant to an effective registration statement under the Securities Act and do not contain provisions for Additional Interest as contemplated in Section 5 below (such new debt securities and the related Guarantees, the “Exchange Securities”), (ii) have the Exchange Offer Registration Statement declared effective by the Commission, and (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, (A) commence the Exchange Offer and (B) issue Exchange Securities in exchange for all Registrable Securities validly tendered prior thereto and accepted for exchange pursuant to the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Registrable Securities and to permit resales of Securities held by Broker-Dealers as contemplated by Section 3(c) hereof.

(b)     The Company and the Guarantors shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days after the date notice of the Exchange Offer is mailed (or delivered by electronic transmission in accordance with the applicable procedures of DTC) to the Holders. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement.

(c)     The Company shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer that holds Initial Securities that are Registrable Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Registrable Securities acquired directly from the Company) may exchange such Initial Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Initial Securities held by any such Broker-Dealer except to the extent required by the Commission.

Each of the Company and the Guarantors shall use its reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

SECTION 4.    Shelf Registration.

(a)     Shelf Registration. If (i) the Company and the Guarantors are not permitted to file an Exchange Offer Registration Statement or to Consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), (ii) the Exchange Offer is not Consummated by the Exchange Deadline or (iii) any Holder of Registrable Securities notifies the Company prior to the 20th Business Day following Consummation of the Exchange Offer that: (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, (B) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is a Broker-Dealer and holds Initial Securities acquired directly from the Company or an Affiliate of the Company, then the Company and the Guarantors shall:

(i)    use their commercially reasonable efforts to file with the Commission a shelf registration statement pursuant to Rule 415 (or any similar rule that may be adopted by the Commission) under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in each case, the “Shelf Registration Statement”), on or prior to the 45th day after the Exchange Deadline (such date being the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of all Registrable Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof;

(ii)    use their commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable; and

(iii)    use their commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Registrable Securities by the Holders of such Registrable Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year following the effective date of such Shelf Registration Statement or such shorter period that will terminate when all the Registrable Securities registered thereunder are disposed of in accordance therewith or cease to be outstanding.

Notwithstanding the foregoing or any other provision hereof, the Company may, without being required to pay Additional Interest, determine that the use of such prospectus would require the disclosure of material non-public information that, in the Company’s reasonable judgment, would be detrimental to the Company if disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction, and suspend the use of the prospectus that is part of the Shelf Registration Statement for a period of up to 60 days per such suspension, not to exceed 90 days in any twelve-month period.

(b)     Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Registrable Securities may include any of its Registrable Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected shall promptly furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5.    Additional Interest. If (i) the Company fails to Consummate the Exchange Offer by the Exchange Deadline, (ii) a Shelf Registration Statement is required pursuant to Section 4(a) of this Agreement but not declared effective within 45 days after the Exchange Deadline, or (iii) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Registrable Securities during the periods specified in this Agreement (each such event referred to in clauses (i), (ii) and (iii), a “Registration Default”), then the Company will pay additional interest (“Additional Interest”) to each Holder of Registrable Securities until all Registration Defaults have been cured. With respect to the first 90-day period immediately following the occurrence of the first Registration Default, Additional Interest will be paid in an amount equal to 0.25% per annum of the principal amount of Registrable Securities outstanding. The amount of Additional Interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Additional Interest for all Registration Defaults of 1.00% per annum of the principal amount of the Registrable Securities outstanding. The payment of such Additional Interest will be the Holders’ sole remedy under this Agreement with respect to any Registration Defaults hereunder. Following the cure of all Registration Defaults relating to any particular Registrable Securities, the interest rate borne by the relevant Registrable Securities will be reduced to the original interest rate borne by such Registrable Securities; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Registrable Securities shall again be increased pursuant to the foregoing provisions.

All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

Any Additional Interest shall be paid by the Company on the next scheduled Interest Payment Date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to Holders of certificated Initial Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

SECTION 6.    Registration Procedures.

(a)     Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall comply with all of the provisions of Section 6(c) hereof, shall use their commercially reasonable efforts to effect such exchange to permit the sale of Registrable Securities being sold in accordance with the intended method or methods of distribution thereof; provided that as a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Registrable Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer and (C) it is acquiring the Exchange Securities in its ordinary course of business. In addition, all such Holders of Registrable Securities shall otherwise cooperate in the Company’s preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Initial Securities acquired by such Holder directly from the Company.

(b)     Shelf Registration Statement. In connection with the Shelf Registration Statement, each of the Company and the Guarantors shall comply with all the provisions of Section 6(c) hereof and shall use its commercially reasonable efforts to effect such registration to permit the sale of the Registrable Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto each of the Company and the Guarantors will as expeditiously as possible prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof.

(c)     General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Registrable Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Initial Securities by Broker-Dealers), each of the Company and the Guarantors shall use their commercially reasonable efforts to:

(i)    keep such Registration Statement continuously effective for the period specified in Section 3 or 4 hereof, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Registrable Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(ii)    prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii)    advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or blue sky laws, each of the Company and the Guarantors shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv)    furnish without charge to each of the Initial Purchasers holding any Registrable Securities, each selling Holder named in any Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement);

(v)    promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the Initial Purchasers holding Registrable Securities, each selling Holder named in any Registration Statement, and to the underwriter(s), if any;

(vi)    make available at reasonable times for inspection by the Initial Purchasers that hold Registrable Securities, the managing underwriter(s), if any, participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such Initial Purchasers or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of each of the Company and the Guarantors and cause the Company’s and the Guarantors’ officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent requested by the managing underwriter(s), if any; provided that (A) the foregoing investigation and information gathering shall be coordinated on behalf of such parties by one counsel designated by and on behalf of such parties, (B) if any such information is identified by the Company or any Guarantor as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information and (C) this proviso shall not limit such Persons from activities that are reasonable and customary to establish a “due diligence” defense under the Securities Act;

(vii)    if requested by any selling Holders or the underwriter(s), if any, as soon as reasonably practicable include or incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Registrable Securities, information with respect to the principal amount of Registrable Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment;

(viii)    if such documents are not publicly available, furnish to each Initial Purchaser that holds Registrable Securities, each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(ix)    deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; each of the Company and the Guarantors hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

(x)    enter into such customary agreements (including a customary underwriting agreement in connection with an Underwritten Offering), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Registrable Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Initial Purchaser that holds Registrable Securities or by any Holder of Registrable Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, each of the Company and the Guarantors shall:

(A)    furnish to each Initial Purchaser that holds Registrable Securities, each selling Holder and each underwriter, if any, in such substance and scope as reasonably requested by the underwriter(s), if any, or by the Holders of a majority in principal amount of the Registrable Securities being sold and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the Consummation of the Exchange Offer or, if applicable, the effectiveness of the Shelf Registration Statement:

(1)    in the case of a Shelf Registration Statement, an opinion, dated the date of effectiveness of the Shelf Registration Statement, of counsel for the Company and the Guarantors, covering the matters customarily covered in opinions requested in underwritten offerings; and

(2)    customary comfort letters, dated the date of effectiveness of the Shelf Registration Statement, from the Company’s independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings;

(B)    set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

(C)    deliver such other documents and certificates as may be reasonably requested by the underwriter(s), if any, or by Holders of a majority in principal amount of the Registrable Securities being sold to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company or any of the Guarantors pursuant to this Section 6(c)(xi), if any.

(xi)    prior to any public offering of Registrable Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Registrable Securities under the state securities or blue sky laws of such jurisdictions as the Holders of a majority in principal amount of the Registrable Securities or the underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Shelf Registration Statement; provided, however, that none of the Company or the Guarantors shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

(xii)    issue, upon the request of any Holder of Securities covered by the Shelf Registration Statement, Exchange Securities having an aggregate principal amount equal to the aggregate principal amount of Securities surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Securities, as the case may be; in return, the Securities held by such Holder shall be surrendered to the Company for cancellation;

(xiii)    cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least three Business Days prior to the closing of any sale of Registrable Securities made by such Holders or underwriter(s);

(xiv)    if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;

(xv)    provide a CUSIP number for all Securities not later than the effective date of the Registration Statement covering such Securities;

(xvi)    cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of FINRA;

(xvii)    otherwise comply with all applicable rules and regulations of the Commission, and make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) no later than 45 days after the end of the twelve-month period (or 90 days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement; and

(xviii)    cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

Each Holder agrees by acquisition of a Registrable Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xiv) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xiv) hereof or shall have received the Advice; provided, however, that no such extension shall be taken into account in determining whether Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest, it being agreed that the Company’s option to suspend use of a Registration Statement pursuant to this paragraph shall be treated as a Registration Default for purposes of Section 5 hereof.

SECTION 7.    Registration Expenses.

(a)     All expenses incident to the Company’s and the Guarantors’ performance of or compliance with this Agreement will be borne by the Company and the Guarantors, jointly and severally, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of FINRA); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and the Guarantors; (v) all application and filing fees in connection with listing the Exchange Securities on a securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

Each of the Company and the Guarantors will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

(b)     In connection with any Shelf Registration Statement required by this Agreement, the Company and the Guarantors, jointly and severally, will reimburse the Holders of Registrable Securities being registered pursuant to the Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel, which shall be Simpson Thacher & Bartlett LLP, excluding any and all fees and expenses of advisors or counsel to the underwriters, if any. Each Holder shall pay any underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

SECTION 8.    Indemnification.

(a)     The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein. This indemnity agreement shall be in addition to any liability which the Company or any of the Guarantors may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company or the Guarantors, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company and the Guarantors in writing; provided, however, that the failure to give such notice shall not relieve any of the Company or the Guarantors of its obligations pursuant to this Agreement. Such Indemnified Holder shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Company and the Guarantors (regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder). The Company and the Guarantors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Holders. The Company and the Guarantors shall be liable for any settlement of any such action or proceeding effected with the Company’s and the Guarantors’ prior written consent, which consent shall not be withheld unreasonably, and each of the Company and the Guarantors agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company and the Guarantors. The Company and the Guarantors shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

(b)     Each Holder of Registrable Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors and their respective directors, officers of the Company and the Guarantors who sign a Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company or any of the Guarantors, and the respective officers, directors, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Company and the Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company, the Guarantors or their respective directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Registrable Securities, such Holder shall have the rights and duties given the Company and the Guarantors, and the Company, the Guarantors, their respective directors and officers and such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.

(c)     If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Company and the Guarantors shall be deemed to be equal to the total net proceeds to the Company and the Guarantors from the Initial Placement, but without deductions for expenses), the amount of Additional Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments actions or expenses, and such Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of the Company and the Guarantors, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnified Holder on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any of the Guarantors, on the one hand, or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Guarantors and each Holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount received by such Holder with respect to the Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Securities held by each of the Holders hereunder and not joint.

SECTION 9.    Rule 144A. Each of the Company and the Guarantors hereby agrees with each Holder, for so long as any Registrable Securities remain outstanding, to make available to any Holder or beneficial owner of Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Securities pursuant to Rule 144A under the Securities Act.

SECTION 10.    Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11.    Selection of Underwriters. The Holders of Registrable Securities covered by the Shelf Registration Statement that are Initial Purchasers and that desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Registrable Securities included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Company.

SECTION 12.    Miscellaneous.

(a)     Remedies. Each of the Company and the Guarantors hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b)     No Inconsistent Agreements. Each of the Company and the Guarantors will not on or after the date of this Agreement enter into any agreement with respect to its securities that would prevent Consummation of the Exchange Offer or the performance by the Company or the Guarantors of their obligations hereunder or otherwise conflicts with the provisions hereof. Neither the Company nor any of the Guarantors has previously entered into any agreement granting any registration rights with respect to the Initial Securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s or any of the Guarantors’ securities under any agreement in effect on the date hereof.

(c)     Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has (i) in the case of Section 5 hereof and this Section 12(c)(i), obtained the written consent of Holders of all outstanding Registrable Securities and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Registrable Securities (excluding any Registrable Securities held by the Company or its Affiliates) affected by such amendment, modification, supplement, waiver or consent. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Registrable Securities being tendered or registered.

(d)     Joinder. On the Acquisition Closing Date, the Issuer and the Initial Guarantors shall cause the Acquired Guarantors to join this Agreement by executing and delivering the Joinder Agreement.

(e)     Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), e-mail, telecopier, or air courier guaranteeing overnight delivery:

(i)    if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture;

(ii)    if to the Company:

Marriott Ownership Resorts, Inc.

c/o Marriott Vacations Worldwide Corporation

6649 Westwood Boulevard

Orlando, Florida 32821

Facsimile: (407) 513-6680

Attention: James H Hunter, IV, General Counsel

E-mail: james.hunter@mvwc.com

with a copy to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Facsimile:    (212) 446-4900

Attention:     Richard Aftanas, P.C.

                     David Curtiss

Email:           richard.aftanas@kirkland.com

                      david.curtiss@kirkland.com; and

(iii)    if to the Initial Purchasers:

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

50 Rockefeller Plaza

New York, New York 10020

Fax: (917) 267-7085

Attention: High Yield Legal Department

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Fax: (212) 455-2502

Attention: John C. Ericson

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if e-mailed or telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(f)     Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Registrable Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Registrable Securities from such Holder; provided further, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

(g)     Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h)     Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)     Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(j)     Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k)     Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MARRIOTT OWNERSHIP RESORTS, INC.

By:	/s/ Joseph J. Bramuchi
Name:	Joseph J. Bramuchi
Title:	Vice President

MARRIOTT VACATIONS WORLDWIDE CORPORATION,
as a Guarantor

By:	/s/ Joseph J. Bramuchi
Name:	Joseph J. Bramuchi
Title:	Vice President

[Signature page to Registration Rights Agreement]

VOLT MERGER SUB, LLC

MVW US HOLDINGS, INC.

MH KAPALUA VENTURE, LLC

MORI MEMBER (KAUAI), LLC

MORI GOLF (KAUAI), LLC

KAUAI LAGOONS HOLDINGS LLC

MARRIOTT RESORTS HOSPITALITY CORPORATION

MVW SSC, INC.

MARRIOTT OWNERSHIP RESORTS PROCUREMENT, LLC

E-CRM CENTRAL, LLC

MARRIOTT RESORTS SALES COMPANY, INC.

MARRIOTT KAUAI OWNERSHIP RESORTS, INC.

THE RITZ-CARLTON DEVELOPMENT COMPANY, INC.

THE LION & CROWN TRAVEL CO., LLC

RBF, LLC

THE RITZ-CARLTON TITLE COMPANY, INC.

THE RITZ-CARLTON SALES COMPANY, INC.

RCDC CHRONICLE LLC

RCDC 942, L.L.C.

RCC (GP) HOLDINGS LLC

MORI RESIDENCES, INC.

MTSC, INC.,

as Guarantors

By:	/s/ Joseph J. Bramuchi
Name:	Joseph J. Bramuchi
Title:	Vice President

[Signature page to Registration Rights Agreement]

MVW OF HAWAII, INC., as Guarantor

By:	/s/ Marcus O’Leary
Name:	Marcus O’Leary
Title:	President

[Signature page to Registration Rights Agreement]

MVW US SERVICES, LLC, as Guarantor

By:	MVW SSC, Inc., a Delaware corporation,
its sole member

By:	/s/ Joseph J. Bramuchi
Name:	Joseph J. Bramuchi
Title:	Vice President

[Signature page to Registration Rights Agreement]

MORI WAIKOLOA HOLDING COMPANY, LLC,
as Guarantor

By:	Marriott Ownership Resorts, Inc.,
a Delaware corporation, its sole member

By:	/s/ Joseph J. Bramuchi
Name:	Joseph J. Bramuchi
Title:	Vice President

[Signature page to Registration Rights Agreement]

THE COBALT TRAVEL COMPANY, LLC,
as Guarantor

By:	The Ritz-Carlton Development
Company, Inc., a Delaware corporation,
Its sole member

By:	/s/ Joseph J. Bramuchi
Name:	Joseph J. Bramuchi
Title:	Vice President

[Signature page to Registration Rights Agreement]

THE RITZ-CARLTON MANAGEMENT COMPANY, L.L.C.
as Guarantor

By:	The Ritz-Carlton Development
Company, Inc., a Delaware corporation,
Its sole member

By:	/s/ Joseph J. Bramuchi
Name:	Joseph J. Bramuchi
Title:	Vice President

[Signature page to Registration Rights Agreement]

RCC (LP) HOLDINGS L.P., a Guarantor

By:	RCDC Chronicle LLC, a Delaware limited
liability company, its general partner

By:	The Ritz-Carlton Development
Company, Inc., a Delaware corporation,
Its sole member

By:	/s/ Joseph J. Bramuchi
Name:	Joseph J. Bramuchi
Title:	Vice President

[Signature page to Registration Rights Agreement]

R.C. CHRONICLE BUILDING, L.P., as Guarantor

By:	RCC (GP) HOLDINGS LLC, a Delaware limited liability company, its general partner

By:	RCC (LP) HOLDINGS L.P., a Delaware limited partnership, its sole member

By:	RCDC CHRONICLE LLC, a Delaware limited
liability company, its general partner

By:	THE RITZ-CARLTON DEVELOPMENT
COMPANY, INC., a Delaware corporation, its sole member

By:	/s/ Joseph J. Bramuchi
Name:	Joseph J. Bramuchi
Title:	Vice President

[Signature page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH

                            INCORPORATED

Acting on behalf of itself

and as Representative of

the several Initial Purchasers

By:	/s/ Douglas M. Ingram
Name:	Douglas M. Ingram
Title:	Managing Director

[Signature page to Registration Rights Agreement]

Schedule I

Acquired Guarantors

	Name	Jurisdiction
1.	Aqua Hospitality LLC	Delaware
2.	Aqua Hotels & Resorts, LLC	Hawaii
3.	Aqua Hotels and Resorts Operator LLC	Delaware
4.	Aqua Hotels and Resorts, Inc.	Delaware
5.	Aqua Luana Operator LLC	Hawaii
6.	Aqua-Aston Holdings, Inc.	Delaware
7.	Aqua-Aston Hospitality, LLC	Hawaii
8.	Aston Hotels & Resorts Florida, LLC	Florida
9.	Beach House Development Partnership	Florida
10.	CDP GP, Inc.	Delaware
11.	CDP Investors, L.P.	Delaware
12.	Cerromar Development Partners GP, Inc.	Delaware
13.	Cerromar Development Partners, L.P., S.E.	Delaware
14.	Coconut Plantation Partner, Inc.	Florida
15.	Data Marketing Associates East, Inc.	Florida
16.	Diamond Head Management LLC	Hawaii
17.	Flex Collection, LLC	Florida
18.	FOH Holdings, LLC	Delaware
19.	FOH Hospitality, LLC	Delaware
20.	Grand Aspen Holdings, LLC	Delaware
21.	Grand Aspen Lodging, LLC	Delaware
22.	Hawaii Vacation Title Services, Inc.	Hawaii
23.	Hotel Management Services LLC	Hawaii
24.	HPC Developer, LLC	Delaware
25.	HT-Highlands, Inc.	Delaware
26.	HTS-BC, L.L.C.	Delaware
27.	HTS-Beach House Partner, L.L.C.	Delaware
28.	HTS-Beach House, Inc.	Delaware
29.	HTS-Coconut Point, Inc.	Delaware
30.	HTS-Ground Lake Tahoe, Inc.	Delaware
31.	HTS-Key West, Inc.	Delaware
32.	HTS-KW, Inc.	Delaware
33.	HTS-Lake Tahoe, Inc.	Delaware

Schedule I-1

	Name	Jurisdiction
34.	HTS-Loan Servicing, Inc.	Delaware
35.	HTS-Main Street Station, Inc.	Delaware
36.	HTS-Maui, L.L.C.	Delaware
37.	HTS-San Antonio, Inc.	Delaware
38.	HTS-San Antonio, L.L.C.	Delaware
39.	HTS-San Antonio, L.P.	Delaware
40.	HTS-Sedona, Inc.	Delaware
41.	HTS-Sunset Harbor Partner, L.L.C.	Delaware
42.	HTS-Windward Pointe Partner, L.L.C.	Delaware
43.	HV Global Group, Inc.	Delaware
44.	HV Global Management Corporation	Delaware
45.	HV Global Marketing Corporation	Florida
46.	HVO Key West Holdings, LLC	Florida
47.	IIC Holdings, Incorporated	Delaware
48.	ILG, LLC	Delaware
49.	ILG Management, LLC	Florida
50.	ILG Shared Ownership, Inc.	Delaware
51.	Interval Acquisition Corp.	Delaware
52.	Interval Holdings, Inc.	Delaware
53.	Interval International, Inc.	Florida
54.	Interval Resort & Financial Services, Inc.	Florida
55.	Interval Software Services, LLC	Florida
56.	Kai Management Services LLC	Hawaii
57.	Kauai Blue, Inc.	Delaware
58.	Key Wester Limited	Florida
59.	Lagunamar Cancun Mexico, Inc.	Florida
60.	Management Acquisition Holdings, LLC	Delaware
61.	Maui Condo and Home, LLC	Hawaii
62.	Pelican Landing Timeshare Ventures Limited Partnership	Delaware
63.	REP Holdings, Ltd.	Hawaii
64.	Resort Management Finance Services, Inc.	Florida
65.	Resort Sales Services, Inc.	Delaware
66.	RQI Holdings, LLC	Hawaii
67.	S.O.I. Acquisition Corp.	Florida
68.	Scottsdale Residence Club, Inc.	Florida

Schedule I-2

	Name	Jurisdiction
69.	Sheraton Flex Vacations, LLC	Florida
70.	St. Regis New York Management, Inc.	Florida
71.	St. Regis Residence Club, New York Inc.	Florida
72.	Vacation Ownership Lending GP, Inc.	Delaware
73.	Vacation Ownership Lending, L.P.	Delaware
74.	Vacation Title Services, Inc.	Florida
75.	VCH Communications, Inc.	Florida
76.	VCH Consulting, Inc.	Florida
77.	VCH Systems, Inc.	Florida
78.	Vistana Acceptance Corp.	Florida
79.	Vistana Aventuras, Inc.	Florida
80.	Vistana Development, Inc.	Florida
81.	Vistana Hawaii Management, Inc.	Hawaii
82.	Vistana Management, Inc.	Florida
83.	Vistana MB Management, Inc.	South Carolina
84.	Vistana Portfolio Services, Inc.	Florida
85.	Vistana PSL, Inc.	Florida
86.	Vistana Residential Management, Inc.	Florida
87.	Vistana Signature Experiences, Inc.	Delaware
88.	Vistana Signature Network, Inc.	Delaware
89.	Vistana Vacation Ownership, Inc.	Florida
90.	Vistana Vacation Realty, Inc.	Florida
91.	Vistana Vacation Services Hawaii, Inc.	Hawaii
92.	VOL GP, Inc.	Delaware
93.	VOL Investors, L.P.	Delaware
94.	VSE Development, Inc.	Florida
95.	VSE East, Inc.	Florida
96.	VSE Mexico Portfolio Services, Inc.	Florida
97.	VSE Myrtle Beach, LLC	South Carolina
98.	VSE Pacific, Inc.	Florida
99.	VSE Trademark, Inc.	Florida
100.	VSE Vistana Villages, Inc.	Florida
101.	VSE West, Inc.	Florida
102.	Westin Sheraton Vacation Services, Inc.	Florida

Schedule I-3

	Name	Jurisdiction
103.	Windward Pointe II, L.L.C.	Delaware
104.	Worldwide Vacation & Travel, Inc.	Florida
105.	WVC Rancho Mirage, Inc.	Delaware

Schedule I-4

Exhibit A

FORM OF JOINDER AGREEMENT TO REGISTRATION RIGHTS AGREEMENT

[●], 2018

MERRILL LYNCH, PIERCE, FENNER & SMITH

                           INCORPORATED

As Representative of the Initial Purchasers

c/o Merrill Lynch, Pierce, Fenner & Smith

                           Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Reference is hereby made to the Registration Rights Agreement, dated as of August 23, 2018 (the “Registration Rights Agreement”), by and among Marriott Ownership Resorts, Inc., a Delaware corporation, the Guarantors party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of itself and as representative of the several Initial Purchasers named in Schedule A to the Purchase Agreement (as defined therein). Unless otherwise defined herein, terms defined in the Registration Rights Agreement and used herein shall have the meanings given them in the Registration Rights Agreement.

1.

Joinder of Additional Guarantors. Each other signatory (each, a “Guarantor”) to this joinder agreement (this “Joinder Agreement”) hereby agrees to become bound by the terms, conditions, representations and warranties, covenants and other provisions of the Registration Rights Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as “Guarantor” therein and as if such Guarantor executed the Registration Rights Agreement on the date thereof.

2.	Governing Law. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

3.

Counterparts. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

4.

Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

5.	Headings. The headings in this Joinder Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Exhibit A-1

If the foregoing is in accordance with your understanding of our agreement, please indicate your acceptance of this Joinder Agreement by signing in the space provided below, whereupon this Joinder Agreement and the Registration Rights Agreement will become binding agreements of the Guarantors party hereto in accordance with their terms.

[ADDITIONAL GUARANTOR], as a Guarantor

By:
Name:
Title:

[Signature page to Registration Rights Joinder Agreement]

The foregoing Joinder Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH

                           INCORPORATED

Acting on behalf of itself

and as Representative of

the several Initial Purchasers

By:

Name:
Title:

[Signature page to Registration Rights Joinder Agreement]